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                                                                   EXHIBIT 99(b)

                        KEYCORP STUDENT LOAN TRUST 2001-A
                              OFFICER'S CERTIFICATE

Key Consumer Receivables LLC                Bank One, National Association
c/o Key Bank USA, National Association      One Bank One Plaza, Suite 0126
800 Superior Ave, 4th Floor                 Chicago, IL  60670
Cleveland, Ohio 44114                       Attn: Corporate Trust Administration
ATTN: Senior Vice President                 Phone: (312) 407-0192
Phone: (216) 828-9342                       Fax: (312) 407-1708
Fax: (216) 828-9301

MBIA Insurance Corporation                  Key Bank USA, National Association
113 King Street                             800 Superior Ave, 4th Floor
Armonk, NY 10504                            Cleveland, Ohio 44114
ATTN: Data Administration                   ATTN: Key Education Resources,
Phone (914) 765-3772                        Student Loan Trust 2001A
Fax:  (924) 765-3810                        Phone: (216) 828-9342
                                            Fax:   (216) 828-9301
J P Morgan Chase Bank
fka, The Chase Manhattan Bank
4 New York Plaza 6th Floor
New York, NY 10004
ATTN: ABS Administration
Phone: (212) 623-5437
Fax:   (212) 623-5933

Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Pennsylvania Higher Education Assistance Agency, as Subservicer, dated as of September 1, 2001 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of PHEAA as Subservicer from January 1, 2002, through December 31, 2002, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, PHEAA as Subservicer has fulfilled all its obligations under the Agreement throughout such period.

The undersigned also hereby certifies that the Subservicer has disclosed to the Master Servicer and to the Trust's certified public accountants all significant deficiencies relating to the Subservicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.



                                                PENNSYLVANIA HIGHER EDUCATION
                                                ASSISTANCE AGENCY, Subservicer


Date: March 14, 2003                            By: /S/  RICHARD E. WILLEY
                                                  ------------------------

                                                Name: Richard E. Willey
                                                Title: President and CEO